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	David P. Joint	William L. Collier
	(504) 582-4203	(504) 582-1750

McMoRan Exploration Co. Updates
Gulf of Mexico Exploration and Production Activities

NEW ORLEANS, LA, September 2, 2009 – McMoRan Exploration Co. (NYSE: MMR) today updated its Gulf of Mexico exploration and production activities, including new partner arrangements, updates on in progress wells at the Davy Jones ultra-deep prospect and the Blueberry Hill and Sherwood deep gas prospects, and other exploration and production activities.

EXPLORATION ACTIVITIES

McMoRan announced today that it has entered into an agreement with W.A. "Tex" Moncrief, Jr. (Moncrief) to participate in McMoRan's ultra-deep drilling program and has finalized cost sharing arrangements for the Davy Jones ultra-deep prospect.  Moncrief has agreed to fund drilling on a promoted basis to explore and develop ultra-deep prospects.  McMoRan and two of its partners, Plains Exploration & Production Company (NYSE: PXP) and Energy XXI (NASDAQ: EXXI), will assign 10 percent of their collective working interests in Davy Jones to Moncrief. Moncrief may also participate for 10 percent of the collective interests of these parties in future ultra-deep wells.

On June 28, 2009, McMoRan re-entered a well bore located on South Marsh Island Block 230 to evaluate the Davy Jones prospect, which involves a large ultra-deep structure encompassing four OCS lease blocks located in 20 feet of water.  By-pass operations out of the original well bore at 17,300 feet were successful and the well is currently drilling below 20,000 feet towards a proposed total depth of 28,000 feet.  This exploratory well will test Eocene (Wilcox), Paleocene and possibly the Cretaceous (Tuscaloosa) sections below the salt weld (i.e. listric fault) on the Shelf of the Gulf of Mexico.

McMoRan operates the Davy Jones prospect and will fund 25.7 percent of the exploratory costs and expects to have a 32.7 percent working interest and 25.9 percent net revenue interest.  Other participants in the drilling of the Davy Jones well are expected to have the following working interests: PXP (27.7%), EXXI (15.8%), Nippon Oil Exploration USA Limited (12%), Moncrief (8.8%) and a private investor (3%).

On March 29, 2009, McMoRan re-entered a previously existing well bore and commenced sidetracking operations at the Blueberry Hill deep gas prospect located on Louisiana State Lease 340.  As previously reported, drilling results to date confirm McMoRan’s wedge model where sands thicken on the flank of the structure.  In July 2009, the exploratory sidetrack well was drilled to a true vertical depth (TVD) of 21,900 feet and log-while-drilling tools indicated resistive zones approximating 150 gross feet before encountering a mechanical issue.

In August 2009, McMoRan drilled a by-pass well around the mechanical issue and set a liner at 21,532 feet TVD.  The by-pass well is drilling below 21,900 feet TVD and log-while-drilling tools are indicating that the well is encountering similar resistive zones seen in the sidetrack well reported in McMoRan’s July 6, 2009 announcement.  The by-pass well is being drilled to a proposed total depth of 24,000 feet to assess deeper targets.  The resistive zones will be evaluated with wireline logs.  The well is being drilled in a down-dip position on the flank of the structure and is targeting Gyro sands that were encountered in the original Blueberry Hill well in 2005. The results to date indicate a large structure which McMoRan believes could lead to additional exploration and development opportunities.

Blueberry Hill is located in approximately 10 feet of water.  McMoRan owns a 42.9 percent working interest and a 29.7 percent net revenue interest in the Blueberry Hill well.  PXP holds a 47.9 percent working interest.
The Sherwood deep gas exploratory prospect commenced drilling on July 2, 2009 and is drilling below 15,400 feet towards a proposed total depth of 16,200.  The Sherwood prospect, which is located in 48 feet of water, is targeting Cris R sands in the Lower Miocene.  McMoRan owns a 29.3 percent working interest and a 23.5 percent net revenue interest in the Sherwood prospect.  Mariner Energy, Inc. (NYSE: ME) is the operator of the well and holds a 60.0 percent working interest.

McMoRan plans to commence sidetrack operations on the Hurricane Deep well in the fourth quarter of 2009.  The Hurricane Deep sidetrack is located on the southern flank of the Flatrock structure on South Marsh Island Block 217.  This up dip test will target the significant Gyro sand encountered in the Hurricane Deep well (No. 226).  As previously reported, the No. 226 well was drilled to a true vertical depth of 20,712 feet in the first quarter of 2007 and logs indicated an exceptionally thick upper Gyro sand totaling 900 gross feet, the top 40 feet of which was hydrocarbon bearing.  McMoRan believes an up dip well has the potential to contain a thicker hydrocarbon column.  McMoRan owns a 25.0 percent working interest and 17.7 percent net revenue interest in the well.  PXP holds a 30.0 percent working interest.

PRODUCTION ACTIVITIES

The Flatrock No. 4 (#231) well was shut in on August 13 and the operator plans to perform operations to address a mechanical issue associated with the well bore and not related to the reservoir.  The Flatrock No. 4 well had been producing at a rate of approximately 100 million cubic feet of natural gas equivalents per day (18 MMcfe/d net to McMoRan) for over six months prior to being shut in.  The Flatrock No. 5 (#232) well is currently being recompleted and production is expected to commence from the primary Rob-L sand imminently.  Four of the six wells in the Flatrock Field are currently producing at a gross rate of approximately 210 MMcfe/d (37 MMcfe/d net to McMoRan).  McMoRan and PXP hold 25 and 30 percent working interests, respectively, in the Flatrock Field.

After taking into account downtime at the Flatrock field and recent shut-ins associated with required repairs to third-party downstream facilities, McMoRan expects its third quarter 2009 production will average approximately 210 - 215 MMcfe/d, slightly below its July 16, 2009 estimate of 220 MMcfe/d.  Assuming completion of remedial activities at the Flatrock No. 4 well during the fourth quarter, McMoRan expects fourth quarter production to average approximately 215 MMcfe/d.  McMoRan’s estimated production rates are dependent on the timing of planned recompletions, production performance and other factors.

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs and anticipated and potential production and flow rates.  Accuracy of these forward-looking statements depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  McMoRan cautions readers that it assumes no obligation to update or publicly release any revisions to the forward-looking statements in this press release and does not intend to update or otherwise revise these statements more frequently than quarterly.  Important factors that might cause future results to differ from these forward-looking statements include: adverse conditions such as high temperature and pressure that could lead to mechanical failures or increased costs; variations in the market prices of oil and natural gas; drilling results; unanticipated fluctuations in flow rates of producing wells; oil and natural gas reserves expectations; the ability to satisfy future cash obligations and environmental costs; as well as other general exploration and development risks and hazards.  These and other factors are more fully described in McMoRan’s 2008 Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC).

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